UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2015
PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34066	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

120 South LaSalle Street Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 564-2000
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

The Description of Capital Stock set forth below is being filed for the purpose of updating the description of the capital stock of PrivateBancorp, Inc. (the “Company”) as initially described in the Company's Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission (the “SEC”) on April 28, 1999 (File No. 000-25887). It modifies and supersedes the prior description to reflect cumulative changes to the Company's governing documents made since the Form 8-A/A was originally filed.

In accordance with the interpretation of the staff of the Division of Corporation Finance of the SEC (the “Division”) set forth in Questions 123.07 and 126.23 of the Division’s Securities Act Forms Compliance and Disclosure Interpretations, the description below will be available for incorporation by reference into certain of the Company’s filings with the SEC pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and forms promulgated thereunder. This updated description is being filed in this Form 8-K in connection with the Company’s filing of an automatic shelf registration statement on Form S-3 to replace the Company’s recently expired prior shelf registration statement, which expired on the third anniversary of its October 2012 filing pursuant to SEC rules.

* * * * *

Description of Capital Stock

The following is a description of the rights of the preferred stock and common stock of PrivateBancorp, Inc., related provisions of its Restated Certificate of Incorporation (the “Certificate”) and Amended and Restated By-Laws, as amended (the “By-Laws”) and applicable Delaware law.  This description is intended as a summary and is qualified in its entirety by, and should be read in conjunction with, the Certificate, the By-Laws and applicable Delaware law.  As used herein, the terms “the Company,” “we,” “our,” and “us” refer to PrivateBancorp, Inc. and our consolidated subsidiaries, unless the context indicates otherwise.

Common Stock

We are authorized to issue: (i) 174,000,000 shares of voting common stock, without par value (“voting common stock”), of which 78,863,754 shares were outstanding as of September 30, 2015; and (ii) 5,000,000 shares of nonvoting common stock (“nonvoting common stock” and together with voting common stock, “common stock”), without par value, none of which were outstanding as of September 30, 2015. As of September 30, 2015, (i) 3,429,712 shares of our voting common stock were reserved for issuance upon the exercise of outstanding options; (ii) 877,669 shares of our voting common stock were reserved for issuance upon settlement of outstanding restricted stock units and performance share units; (iii) 2,731,715 shares of voting common stock were reserved and available for future issuance under our incentive compensation plans; and (iv) 134,939 shares of voting common stock were reserved for issuance upon settlement of outstanding deferred stock units issued under our deferred compensation plan. Each share of our voting common stock has the same relative rights as, and is identical in all respects with, each other share of voting common stock. Each share of our nonvoting common stock has the same relative rights as, and is identical in all respects with, each other share of nonvoting common stock and, except as described below under “Voting Rights,” each share of voting common stock.

Dividends. The holders of our common stock are entitled to receive and share equally in such dividends, if any, declared by our board of directors out of funds legally available therefor. We may pay dividends if, as and when declared by our board of directors. The payment of dividends is subject to limitations imposed by the Delaware General Corporation Law (the “DGCL”) and applicable banking laws and regulations. Holders of our nonvoting common stock participate ratably with holders of our voting common stock in any dividends declared on our common stock (provided that any stock dividend paid to holders of nonvoting common stock will be paid solely in shares of nonvoting common stock). If we issue shares of a series of preferred stock in the future, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of our voting common stock possess voting rights in us. They elect our board of directors and act on such other matters as are required to be presented to them under the DGCL, requirements of The Nasdaq Stock Market LLC or our Certificate, or as are otherwise presented to them by the board of directors. Each holder of voting common stock is entitled to one vote per share on all matters to be voted upon by our holders of voting common stock and does not have any right to cumulate votes in the election of directors or otherwise. Certain matters require a two-thirds stockholder vote under our Certificate. The holders of our nonvoting common stock do not have any voting rights in us, except (i) as required by the DGCL and (ii) no amendment, modification or waiver shall be binding or effective with respect to any provision of the Certificate that could affect the holders of our nonvoting common stock in a manner different than the holders of our voting common stock without the prior written consent of the holders of a majority of the outstanding shares of nonvoting common stock.

Liquidation. In the event of our liquidation or dissolution, the holders of shares of common stock are entitled to share ratably in any of our assets retained after payment in full to creditors and, if any preferred stock is then issued and outstanding, after payment to holders of such preferred stock but only to the extent of any liquidation preference. If shares of a series of preferred stock are issued in the future, the holders thereof may have a priority over the holders of our common stock in the event of any liquidation or dissolution.

Preemptive Rights and Redemption. Under our Certificate, the terms of our common stock do not entitle holders to preemptive rights with respect to any shares that we may issue in the future, and our common stock is not subject to mandatory redemption by us.

Conversion Rights of Nonvoting Common Stock. Under our Certificate, each share of our nonvoting common stock is convertible into one share of our voting common stock; provided, however, that shares of nonvoting common stock held by a holder are not convertible if and to the extent that, upon conversion, the holder would own, control or have the power to vote, in the aggregate, more than 9.99% of the total shares of voting common stock issued and outstanding at that time after giving effect to the conversion (except for holders who received approval from the Board of Governors of the Federal Reserve System to own a larger percentage of outstanding shares of voting common stock).  We must at all times reserve and keep available out of our authorized but unissued shares of voting common stock such number of shares of voting common stock as is sufficient to effect the conversion of all outstanding shares of nonvoting common stock.  As of September 30, 2015, we did not have outstanding any shares of nonvoting common stock and, accordingly, did not have any shares of voting common stock reserved for issuance upon conversion.

In the event of any merger, consolidation, reclassification or other transaction in which the shares of voting common stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of nonvoting common stock outstanding at such time, if any, will at the same time be similarly exchanged or changed in an amount per share equal to the aggregate amount of stock, securities, cash and/or any other property, as the case may be, that each share of voting common stock would be entitled to receive as a result of such transaction.

Annual Elections of Directors. We do not have a classified board.  Each director is elected for a term expiring at the next annual meeting of stockholders.

Listing. Our voting common stock is quoted on The Nasdaq Stock Market LLC under the symbol “PVTB.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Our board of directors is authorized, pursuant to our Certificate, to issue up to 1,000,000 shares of preferred stock, without par value, in one or more series with respect to which our board of directors, without stockholder approval, may determine voting, conversion and other rights, which could adversely affect the rights of the holders of our common stock. As of September 30, 2015, no shares of our authorized preferred stock have been designated or are outstanding.  Stockholders do not have preemptive rights to subscribe for shares of our preferred stock.

The rights of the holders of our common stock would generally be subject to the prior rights of the preferred stock that may be issued in the future with respect to dividends, liquidation preferences and other matters. The dividend rights, dividend rates, conversion rights, conversion prices, voting rights, redemption rights and terms (including sinking fund provisions, if any), the redemption price or prices and the liquidation preferences of any future series of the authorized preferred stock and the numbers of such shares of preferred stock in each series will be established by our board of directors as such shares are to be issued. It is not possible to state the actual effect of currently undesignated preferred stock on the rights of holders of common stock until the board of directors determines the rights of the holders of a series of the preferred stock. However, such effects might include: (i) restrictions on our ability to pay dividends on our common stock; (ii) dilution of the voting power of our common stock to the extent that the preferred stock were given voting rights; (iii) dilution of the equity interest and voting power of our common stock if the preferred stock were convertible into common stock; and (iv) restrictions upon any distribution of assets to the holders of common stock upon liquidation or dissolution until the satisfaction of any liquidation preference granted to holders of the preferred stock.

Furthermore, our board of directors could direct us to issue, in one or more transactions, shares of preferred stock or additional shares of common stock or rights to purchase such shares (subject to the limits imposed by applicable laws and the rules of any stock exchange to the extent that such rules are or may become applicable to, or may be observed by, us) in amounts which could make more difficult and, therefore, less likely, a takeover, proxy contest, change in our management or any other extraordinary corporate transaction which might be opposed by the incumbent board of directors. Any issuance of preferred stock or of common stock could have the effect of diluting the earnings per share, book value per share and voting power of common stock held by our stockholders.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Date: November 9, 2015	By:	/s/ Kevin M. Killips
Kevin M. Killips
Chief Financial Officer